Exhibit 3.1
As approved June 18, 2025

INDEPENDENT BANK CORP.
AMENDED AND RESTATED BY-LAWS

ARTICLE ONE ~ FISCAL YEAR

The Corporation’s fiscal year shall coincide with the calendar year and end on December 31st.
ARTICLE TWO ~ SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the date and at the hour fixed by the Board of Directors or the Chair of the Board each year and stated in the notice of the meeting and may subsequently be changed at any time. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the Chief Executive Officer. If no annual meeting is held or the time for an annual meeting is not fixed in accordance with these By-Laws to be held within 13 months after the last annual meeting, a special meeting may be held in lieu thereof and any action taken at a special meeting shall have the same effect as if taken at the annual meeting.

Section 2. Special Meeting. Special meetings of the shareholders may be called by the Chair of the Board, if any, the President, or by a majority of the Directors acting by vote or written instrument. Special meetings of the shareholders shall be called by the Secretary, or in case of the death, absence, incapacity, or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold beneficially at least two-thirds of the capital stock of the Corporation entitled to vote at the meeting, stating the time, place and purposes of the meeting. No call of a special meeting of the shareholders shall be required if notice of the meeting shall have been waived either in writing or by email, or by other means of electronic transmission, by every shareholder entitled to notice thereof, or by the shareholder’s duly authorized attorney.

Section 3. Place of Meetings; Adjournments. All meetings of shareholders shall be held at the place fixed by the Board of Directors or the Chair of the Board and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 7.08 of the Massachusetts Business Corporation Act. When any meeting is convened, the presiding officer, if directed by the Board of Directors, may adjourn the meeting for a period of time not to exceed 30 days if (a) no quorum is present for the transaction of business or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders or (ii) otherwise to exercise effectively their voting rights. The presiding officer shall announce the adjournment and date, hour, and place of reconvening and shall post notice of adjournment at the place of meeting designated in the notice which was sent to the shareholders, and if the new meeting date is more than 10 days after the original date of the meeting the Secretary shall give notice in the manner provided in Section 4 of this Article. In addition to the foregoing procedures for adjournment, any meetings of the shareholders may be adjourned in accordance with the procedures set forth in Section 5 of this Article.

Section 4. Notices. Notice of all meetings of shareholders shall be given as follows: A written notice, stating the place, day and hour thereof, shall be given by the Secretary or an Assistant Secretary or the person or persons calling the meeting, no fewer than seven nor more than 60 days before the meeting date, to each shareholder entitled to vote and to each shareholder who, by law, the Articles of Organization, or these By-Laws, is entitled to such notice, by leaving such notice with the shareholder or at the shareholder’s residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at the shareholder’s address as it appears upon the books of the Corporation, or by electronic transmission. Notices of all meetings of shareholders shall state the purposes for which the meetings are called. No notice need be given to any shareholder if a waiver of notice in writing or by email, or by other means of electronic transmission, executed before or after the meeting by the shareholder or the shareholder’s attorney is filed with the records of the meeting. It shall be the duty of every shareholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by the shareholder, the shareholder’s post office address and to notify the Secretary or the transfer agent of any change therein.

No business may be transacted at a meeting of the shareholders except that which is (a) specified in the notice given by or at the direction of the Board of Directors or in a supplemental notice given by or at the direction of the Board of Directors and otherwise in compliance with these By-Laws, (b) brought before the meeting by or at the direction of the Board of Directors or the presiding officer or (c) properly brought before the meeting by or on behalf of any shareholder who shall have been a shareholder of record at the time of giving notice as provided for in this paragraph and who shall continue to be entitled at the time of such meeting to vote and who complies with the notice procedures set forth in this paragraph with respect to any business sought to be brought before the meeting by or on behalf of such shareholder, other than the election of Directors, and with the notice provisions set forth in Section 3 of Article Three with respect to the election of Directors. In addition to any other applicable requirements, for business to be properly brought before a meeting by or on behalf of a shareholder (other than a shareholder proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the shareholder must give timely notice in writing to the Secretary of the Corporation. In order to be timely given, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of shareholders or (b) in the case of a special meeting or in the event that the annual meeting is called for a date more than 75 days prior to such anniversary date, notice by the shareholder to be timely given must be received not later than the close of business on the 20th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder, (c) the class and number of shares of capital stock of the Corporation held of record, owned beneficially and represented by proxy by the shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of the notice by the shareholder and (d) all other information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the “Proxy Rules”). In the event the proposed business to be brought before the meeting by or on behalf of a shareholder relates or refers to a proposal or transaction involving the shareholder or a third party which, if it were to have been consummated at the time of the meeting, would have required of the shareholder or third party or any of the affiliates of either of them any prior notification to, filing with, or any orders or other action by, any governmental authority, then any such notice to the Secretary shall be accompanied by appropriate evidence of the making of all such notifications or filings and the issuance of all such orders and the taking of all such actions by all such governmental authorities.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 4; provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any business properly brought before such meeting.

The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and that business shall be disregarded.

Section 5. Quorum.

(a) Unless otherwise provided by law, or in the Articles of Organization, these By-Laws or, to the extent permitted by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these By-Laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or Chapter 156D of the General Laws of The Commonwealth of Massachusetts (the “Massachusetts Business Corporation Act”), as in effect from time to time, are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

(b) Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 6. Voting and Proxies. Each shareholder shall have one vote for each share of stock entitled to vote and a proportionate vote for any fractional share entitled to vote, held by the shareholder of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. Shareholders may vote either in person or by written proxy dated not more than 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. Proxies shall be filed with the Secretary or other person responsible for recording the proceedings before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 7. Action at Meeting. When a quorum is present, the action of the shareholders on any matter properly brought before such meeting shall be decided by the shareholders and shall be approved if the votes cast “for” the action by shareholders entitled to vote on such action exceed the votes cast “against” the action, except where a different vote is required by law, the Articles of Organization, or these By-Laws.

A nominee for Director shall, in an uncontested election, be elected to the Board of Directors by the shareholders if the votes cast “for” such nominee’s election by shareholders entitled to vote exceed the votes cast “against” such nominee’s election. In a contested election, Directors shall be elected by a plurality of the votes cast. An election will be considered contested if there are more persons nominated for election than there are Directors to be elected, determined as of the tenth business day preceding the date of the Corporation’s first notice to shareholders of the applicable meeting sent pursuant to Section 4 of this Article Two. No ballot shall be required for the election unless requested by a shareholder present or represented at the meeting and entitled to vote.

For purposes of any action of the shareholders, broker non-votes shall not be counted as a vote “for” or “against” a matter or election, and abstentions shall not be counted as a vote “for” or “against” a matter or election.

Section 8. Special Action. Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 9. Record Date. The Board of Directors may fix in advance a time which shall be not more than seventy (70) days prior to (a) the date of any meeting of shareholders, (b) the date for the payment of any dividend or the making of any distribution to shareholders, or (c) the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment, the right to receive such dividend or distribution, or the right to give such consent or dissent. Only shareholders of record on the record date shall have the right to vote, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any such purposes close the transfer books for all or any part of such period.

Section 10. Shareholders List for Meeting.

(a) After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c) The Corporation shall make the shareholders list available at the meeting, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE THREE ~ DIRECTORS

Section 1. Powers. The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the shareholders by law, by the Articles of Organization, or by these By-Laws.

Section 2. Number; Term of Office and Qualification.

(a) The number of Directors of the Corporation shall be not less than three nor more than twenty-five as shall be fixed within the limits provided by the Articles of Organization by vote of the Board of Directors. The Board of Directors may at any meeting increase or decrease within the limits specified the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors in order to ensure that the three classes shall be as nearly equal as possible. The Directors other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (“Preferred Stock Directors”) shall be classified with respect to the time for which they severally hold office, into three classes, as provided by law or in the Articles of Organization. At each annual meeting of shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by the shareholders to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and when their successors shall have been elected and qualified. No Director shall continue to serve on the corporation’s Board of Directors once he or she attains the age of 72 years.

(b) Except for Preferred Stock Directors, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. Nominating Committee; Nominations for Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as provided in the Articles of Organization with respect to nominations by holders of preferred stock in certain circumstances. Nominations of persons for election to the Board of Directors at the annual meeting of shareholders may be made at the annual meeting of shareholders (a) by the Board of Directors or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or designated in the Articles of Organization or these By-Laws or (b) by any shareholder of record at the time of giving notice provided for in this Section 3 and who shall continue to be entitled at the time of the meeting to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3 rather than the notice procedures with respect to other business set forth in Section 4 of Article Two. Nominations by shareholders shall be made only after timely notice by such shareholder in writing to the Secretary of the Corporation. In order to be timely given, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation; provided, however, that in the event that the meeting is called for a date, including any change in a date determined by the Directors pursuant to Section 1 of Article Second, more than 75 days prior to such anniversary date, notice by the shareholder to be timely given must be so received not later than the close of business on the 20th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a Director of the Corporation if so elected; and (b) as to the shareholder giving notice, (i) the name and record address of the shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the shareholder (and any party on whose behalf or in concert with whom such shareholder is acting) is qualified at the time of giving notice to have such individual serve as the nominee of such shareholder (and any party on whose behalf or in concert with whom such shareholder is acting) if such individual is elected, accompanied by copies of any notification or filings with, or orders or other actions by, any governmental authority which are required in order for such shareholder (and any party on whose behalf such shareholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such shareholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder and (vi) such other information regarding such shareholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility or qualification of such proposed nominee to serve as a Director. No person shall be eligible for election as a Director unless nominated in accordance with these procedures.

The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4. Election of Directors. At each meeting of the shareholders for the election of Directors at which a quorum is present, Directors shall be elected in accordance with Section 7 of Article Two.

Section 5. Removal of Directors. Subject to the provisions of the Articles of Organization, any Director may be removed, but only for cause and by the affirmative vote of the holders of a majority of all the shares of the Corporation outstanding and then entitled to vote generally in the election of Directors.

Section 6. Annual Meeting. Immediately after each annual meeting of shareholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors elected at such meeting were present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected were not present at such meeting, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner provided with respect to the call of special meetings of Directors.

Section 7. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed; provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of shareholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing, or by email or other means of electronic transmission, approved the resolution or seven days have elapsed after a copy of the resolution certified by the Secretary has been mailed, postage prepaid, addressed to each such absent Director at the Director’s last known home or business address.

Section 8. Special Meetings. Special meetings of the Directors may be called by the Chair of the Board, by the President, or by the Treasurer, or by any two Directors and shall be held at the place and at the time designated in the call.

Section 9. Notices. Notices of any special meeting of the Directors shall be given by the Secretary or any Assistant Secretary to each Director, by mailing to him or her, postage prepaid, to the address, as registered on the books of the Corporation, or if not so registered at the Director’s last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notices to him or her at least forty-eight hours before the meeting or by sending to him or her at least forty-eight hours before the meeting, by email, or by other means of electronic transmission, addressed to him or her at such address, facsimile number, email address or other electronic contact information, as registered on the books of the Corporation, notice of such meeting. If the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of a special meeting, or if the office of Secretary is vacant or the Secretary is absent from the Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a waiver of notice in writing or by electronic transmission, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who is present in person at the meeting without protesting prior or at its commencement about a lack of notice. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

Section 10. Quorum. At any meeting of the Directors a majority of the number of Directors required to constitute a full Board, as fixed in or determined pursuant to these By-Laws as then in effect, shall constitute a quorum for the transaction of business. Whether a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question and the meeting may be held as adjourned without further notice.

Section 11. Action at Meeting. Except as otherwise provided in these By-Laws or in the Articles of Organization, at any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present, unless a different vote is required by law, the Articles of Organization, or these By-Laws.

Section 12. Participation by Telephone at a Meeting. Any Director or member of any committee designated by the Directors may participate in a meeting of the Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting for all purposes.

Section 13. Special Action. Any action by the Directors may be taken without a meeting if a written consent is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14. Committees. The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive or other committees and may by like vote delegate to such committees some or all of their powers except those which by law, the Articles of Organization, or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

ARTICLE FOUR ~ OFFICERS

Section 1. Enumeration. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, a Secretary, and a Chair of the Board and such Vice Chairs of the Board, Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other officers as may from time to time be determined by the Directors.

Section 2. Election. The Chair of the Board, Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of shareholders, or the special meeting held in lieu thereof. All other officers may be elected by the Board of Directors or appointed by the Chief Executive Officer.

Section 3. Qualification. Any officer may, but need not be, a Director or a shareholder. Any two or more offices may be held by the same person. The Secretary shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service process.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the Chair of the Board, Chief Executive Officer, President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of shareholders, or the special meeting held in lieu thereof, and thereafter until the officer’s successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of shareholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5. Removal. Any officer elected by the Board of Directors may, in addition to other provisions for removal contained in applicable laws, be removed at any time by the affirmative vote of a majority of the Board of Directors with or without cause. Any officer appointed by the Chief Executive Officer, and any employee or agent of the Corporation, may be removed at any time with or without cause by the Chief Executive Officer or by the Board of Directors.

Section 6. Chief Executive Officer. The Board shall designate which officer shall serve as the Chief Executive Officer, who shall have the primary authority among the officers of the Corporation for the conduct of the business and affairs of the Corporation, subject always to the control and direction of the Board of Directors. It shall be the duty of the Chief Executive Officer and he or she shall have the power to see that all orders and resolutions of the Directors are carried into effect. In the absence of the Chair of the Board, the Chief Executive Officer shall preside at all shareholders’ meetings. The Chief Executive Officer, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the Corporation for such year and a statement of its affairs and shall from time to time report to the Directors all matters within the Chief Executive Officer’s knowledge which the interests of the Corporation may require to be brought to its notice.

Section 7. Chair of the Board. The Chair of the Board shall preside at all meetings of the shareholders and at all meetings of the Director. In the absence of the Chair of the Board at any meeting of Directors, the Directors shall select by majority vote another Director to preside. The Chair of the Board shall perform such other duties and have such other powers as the Board of Directors may designate. The Chair of the Board may also be the Chief Executive Officer of the Corporation.

Section 8. President. The President shall perform such duties and have such other powers as the Board of Directors may designate.

Section 9. Vice Chair of the Board. Each Vice Chair of the Board shall have such powers and perform such duties as the Board of Directors shall from time to time designate.

Section 10. Treasurer. The Treasurer shall have such powers and duties as may be prescribed by law, by the Chief Executive Officer, or by the Board of Directors.

Section 11. Secretary. The Secretary shall record in books kept for the purposes, or by electronic means, all votes and proceedings of the shareholders and all votes and proceeding of the Board of Directors at their meetings. The Secretary shall have responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. Unless the Board of Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock issued and stock transfers. The Secretary shall have such other powers and duties as may be prescribed by law, by the Chief Executive Officer, or by the Board of Directors.

ARTICLE FIVE ~ PROVISIONS RELATING TO CAPITAL STOCK

Section 1. Unissued Stock. Subject to such limitations as may be contained in the Articles of Organization, the Board of Directors shall have the authority to issue from the whole or any part of any unissued balance of the authorized stock of the Corporation to such persons, for such consideration, consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation which is deemed adequate to the Board of Directors and on such terms as the Board of Directors may from time to time determine without first offering the same for subscription to shareholders of the Corporation.

Section 2. Stock. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series of capital stock without certificates in uncertificated form. Any such authorization to issue shares in uncertificated form shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares in uncertificated form, the Corporation shall send the shareholder a written statement of the information required to be set forth or stated on certificates by Section 6.26 of the Massachusetts Business Corporation Act. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series of capital stock in the form of certificates issued by the Corporation. Unless the Board of Directors provides otherwise by resolution, each holder of shares represented by a certificate shall be entitled to a certificate or certificates representing in the aggregate the shares owned by the shareholder and certifying the number and class thereof, which shall be in such form as the Board of Directors shall adopt. Each certificate of stock shall be signed by two officers holding one or more of the following positions: the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or the Secretary. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate for shares of stock issued when the

Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either a summary of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for any future class or series, or a statement of the existence of such preferences, powers, qualifications, and rights and authority of the Board of Directors and a statement that the Corporation will furnish a copy of them to the holder of the certificate upon written request and without charge.

Section 3. Transfer of Stock. The stock of the Corporation shall be transferable, so as to affect the rights of the Corporation, only by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, and, in the case of shares represented by a certificate or certificates, upon any surrender of the certificate or certificates properly endorsed or assigned.

Section 4. Equitable Interests Not Recognized. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 5. Lost or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

Section 6. Control Share Acquisitions. Until such time as this Section 6 shall be repealed or these By-Laws shall be amended to provide otherwise, in each case in accordance with Article Ten of the By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to “control share acquisitions” of the Corporation within the meaning of said Chapter 110D.

ARTICLE SIX ~ STOCK IN ANOTHER CORPORATION

Except as the Directors may otherwise designate, the Chief Executive Officer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at any meeting of shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

ARTICLE SEVEN ~ CHECKS, NOTES, DRAFTS, AND OTHER INSTRUMENTS

Checks, notes, drafts, and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign. No officer or person shall sign such unless authorized by the Board of Directors to do so.

ARTICLE EIGHT ~ SEAL

The seal of the Corporation shall be circular in form, bearing its name, the word “Massachusetts”, and the year of its incorporation. The Secretary or any Assistant Secretary may affix the seal (as may any other officer if authorized by the Board of Directors) to any instrument requiring the corporate seal.

ARTICLE NINE ~ AMENDMENTS

(a) These By-Laws may be amended by the shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Board of Directors may also make, amend, or repeal these By-Laws in whole or in part, except with respect to any provision which by law, the Articles of Organization, or these By-Laws requires action by the shareholders.

(b) Not later than the time of giving notice of the meeting of shareholders next following the making, amending, or repealing by the Board of Directors of any By-Law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-Laws. Any By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders.

ARTICLE TEN ~ TRANSACTIONS WITH RELATED PARTIES

Section 1. Transactions with Directors.

(a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(i) the material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors, or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved, or ratified the transaction;

(ii) the material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(iii) the transaction was fair to the Corporation.

(b) For purposes of this Section, and without limiting the interests that may create conflict of interest transactions, a director of the Corporation has an indirect interest in a transaction if: (i) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (ii) another entity of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

(c) For purposes of clause (i) of subsection (a) a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of or a vote cast by a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (i) of subsection (a) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

(d) For purposes of clause (ii) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (i) of subsection (b), may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (ii) of subsection (a). The vote of those shares, however, is counted in determining whether the transaction is approved under other Sections of these By-Laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section 1.

Section 2. Other Transactions. The Corporation may enter into contracts or transact business with one or more of its officers or shareholders or with any Corporation, association, trust company, organization or other concern in which any one or more of its officers or shareholders are directors, officers, trustees, beneficiaries, or shareholders or otherwise interested and other contracts or transactions in which any one or more of its officers or shareholders is in any way interested; and in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such officers or shareholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of officers or shareholders having such adverse interests may have been necessary to obligate the Corporation upon the contract or transaction.

Section 3. No Disqualification; Liability. No Director or officer shall be disqualified from holding office as Director or officer of the Corporation by reason of any adverse interests addressed under this Article Ten. In the absence of fraud, no Director, officer or shareholder having an adverse interest shall be liable to the Corporation or to any shareholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction addressed under this Article Ten, nor shall any such Director, officer or shareholder be accountable for any gains or profits realized thereon.

ARTICLE ELEVEN ~ INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

Section 1. Indemnification of Directors and Officers.

(a) Except as otherwise provided in the By-laws or the Articles of Organization, to the full extent permitted by applicable law, including the Massachusetts Business Corporation Act and section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder, a Director or Officer of this Corporation shall be indemnified by the Corporation against all Liabilities that are incurred or suffered by the officer or on the officer’s behalf in connection with any threatened, pending, or completed Proceeding (without regard to whether the basis of such Proceeding is alleged action in an official capacity as a Director or Officer or in any other capacity for or on behalf of the Corporation while serving as a Director or Officer) or any claim, issue or matter therein, which Proceeding such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, but only if:

(i)(A) such Director or Officer conducted himself or herself in good faith; and

(B) he or she reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation; and

(C) in the case of any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(ii) such Director or Officer engaged in conduct for which he or she shall not be liable under Article VI, Section 7 of the Articles of Organization; provided, however, that the Corporation shall not be required to indemnify or advance expenses to a Director or Officer in connection with a Proceeding initiated by such Director or Officer (including, without limitation, any cross-claim or counterclaim), unless the initiation of such Proceeding was authorized by the Board of Directors of the Corporation.

The rights of indemnification provided in this Section shall continue as to a Director or Officer and shall inure to the benefit of his or her heirs, estate, executors, administrators, and personal representatives. If the Massachusetts Business Corporation Act is amended, then the indemnification of a Director or Officer of this Corporation, in addition to the indemnification provided herein, shall be provided to the full extent permitted by any amendment. Any repeal or modification of this provision by the shareholders of this Corporation shall be prospective only, and shall not adversely affect the indemnification of a Director or Officer of this Corporation existing at the time of such repeal or modification.

(b) A Director’s or Officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Corporation.

(c) The termination of a Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or Officer did not meet the relevant standard of conduct described in this Section.

(d) Unless ordered by a court, the Corporation may not indemnify a Director or Officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

Section 2. Advance for Expenses. The Corporation shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable Expenses incurred by a Director or Officer who is a party to a Proceeding because he or she is a Director or Officer if he or she delivers to the Corporation:

(a) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 1 of this Article Eleven or that the Proceeding involves conduct for which liability has been eliminated under Article VI, Section 7 of the Articles of Organization or any other provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the Massachusetts Business Corporation Act or any successor provision to such Section; and

(b) his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such Proceeding and it is ultimately determined pursuant to Section 3 or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 1. Such undertaking must be an unlimited obligation of the Director or Officer but need not be secured and shall be accepted without reference to the financial ability of the Director or Officer to make repayment.

If a claim under Section 1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Director or Officer shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Director or Officer has not met the requirements set forth in Section 1. In (i) any suit brought by the Director or Officer to enforce a right to indemnification (but not in a suit brought by the Director or Officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Director or Officer has not met the applicable standard for indemnification set forth in the Massachusetts Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to circumstances because the Director or Officer has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the Director or Officer has not met such applicable standard of conduct, shall create a presumption that the Director or Officer has not met the applicable standard of conduct or, in the case of such a suit brought by the Director or Officer, be a defense to such suit. In any suit brought by the Director or Officer to enforce a right to indemnification or to an advancement of expenses, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Director or Officer is not entitled to be indemnified, or to such advancement of expenses, under this Article Eleven or otherwise shall be on the Corporation.

Section 3. Determination of Indemnification. The determination of whether a Director or Officer has met the relevant standard of conduct set forth in Section 1 shall be made:

(a) if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested Directors appointed by vote;

(b) by special legal counsel (1) selected in the manner prescribed in clause (a); or (2) if there are fewer than two disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested Directors may participate; or

(c) by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

Section 4. Notification and Defense of Claim; Settlements.

(a) In addition to and without limiting the foregoing provisions of this Article Eleven and except to the extent otherwise required by law, it shall be a condition of the Corporation’s obligation to indemnify under Section 1 (in addition to any other condition provided in the By-Laws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the Corporation in writing as soon as practicable of any Proceeding involving the person for which indemnity will or could be sought, but the failure to so notify shall not affect the Corporation’s objection to indemnify except to the extent the Corporation is adversely affected. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person. After notice from the Corporation to such person of its election so to assume such defense, the Corporation shall not be liable to such person for any Expenses subsequently incurred by such person in connection with the Proceeding other than as provided below in this subsection (a). Such person shall have the right to employ the person’s own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless (1) the employment of counsel by such person has been authorized by the Corporation, (2) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the person in the conduct of the defense of such Proceeding or (3) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the person shall be at the expense of the Corporation, except as otherwise expressly provided by this Article Eleven. The Corporation shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (2) above.

(b) The Corporation shall not be required to indemnify such person under this Article Eleven for any amounts paid in settlement of any Proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 3, except that if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested directors may participate. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on the person without the person’s written consent. Neither the Corporation nor such person will unreasonably withhold their consent to any proposed settlement.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or Officer of the Corporation, or who, while a Director or Officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign Corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the Director or Officer in that capacity or arising from Corporate Status of the Director or Officer, whether the Corporation would have power to indemnify or advance expenses to the Director or Officer against the same liability under this Article Eleven.

Section 6. Application of Article Eleven.

(a) The Corporation shall not be obligated to indemnify or advance Expenses to a Director or Officer of a predecessor of the Corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b) This Article Eleven shall not limit the Corporation’s power to (1) pay or reimburse expenses incurred by a Director or an Officer in connection with the appearance by the Officer or Director as a witness in a Proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c) The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article Eleven shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled.

(d) Each person who is or becomes a Director or Officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article Eleven. All rights to indemnification under this Article Eleven shall be deemed to be provided by a contract between the Corporation and the person who serves as a Director or Officer at any time while this Article Eleven and the relevant provisions of the Massachusetts Business Corporation Act are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e) The Corporation may, upon the affirmative vote of a majority of the Directors then in office, indemnify or advance Expenses to any person who has served at its request as a Director, trustee, officer, employee or other agent of another organization, or at its request in any capacity with respect to any employee benefit plan.

(f) If the laws of the Commonwealth of Massachusetts are amended to increase the scope of permitted indemnification, indemnification under this Article Eleven shall be provided to the full extent permitted or required by any the amendment.

Section 7. Definitions for the Purposes of Article Eleven.

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation or (iii) while he or she is or was serving as a Director or Officer, he or she also is or was serving, at the request or direction of the Corporation, as a director, partner, trustee, officer, employee or agent of any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent Corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities before said transaction, unless specifically authorized by the Board of Directors or shareholders of the Corporation;

(b) “Director” means any person who serves or has served as a member of the Board of Directors of the Corporation;

(c) “Expense” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(d) “Liabilities” means all Expenses and any other liability or loss, including judgments, fines, penalties and amounts reasonably paid in settlement;

(e) “Officer” means any person who serves or has served as an officer of the Corporation; and

(f) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing, or any other proceeding, whether civil, criminal, administrative, arbitrative, or investigative.